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                                 FAEGRE & BENSON LLP
                                 2200 Norwest Center
                               90 South Seventh Street
                             Minneapolis, Minnesota 55402




                                  November 14, 1997

Education Alternatives, Inc.
1300 Norwest Financial Center
7900 Xerxes Avenue South
Minneapolis, Minnesota 55431

Ladies and Gentlemen:

    In connection with the proposed registration under the Securities Act of 1933, as amended, of 3,169,937 shares (the "Shares") of Common Stock, par value $.01 per share, of Education Alternatives, Inc., a Minnesota corporation (the "Company"), the estimated maximum number of shares that my be issued by the Company in connection with a proposed merger of Sunrise Educational Services, Inc., a Delaware corporation, with and into Sun Delaware, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the "Merger"), we have examined such corporate records and other documents, including the Registration Statement on Form S-4, dated the date hereof (the "Registration Statement") relating to such shares and the rights to purchase preferred stock that are attached to such shares ("Rights"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

    1. The Company is a corporation duly incorporated and existing under the laws of the State of Minnesota.

    2. Subject to approval of such issuance by the shareholders of the Company, all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares and Rights to be issued by the Company in connection with the Merger, and when such Shares are issued pursuant to the Merger as contemplated by the Registration Statement such Shares will be legally and validly issued and fully paid and nonassessable, with Rights attached thereto.

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm wherever appearing therein.

                                            Very truly yours,



                                            FAEGRE & BENSON LLP